UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement
UNITED ESYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
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Total value of shares to be issued: $ .
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UNITED ESYSTEMS, INC.
2150 North Highway 190
Covington, Louisiana 70433
(228) 832-1597

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Date of Mailing: March 1, 2011

To the Stockholders of United eSystems, Inc.:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of United eSystems, Inc. (the “Company,” “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On February 15, 2011, stockholders holding 21,822,288 shares, or approximately 55.2%, of our issued and outstanding $0.001 par value common stock (“Common Stock”) consented in writing to amend the Company’s Articles of Incorporation (the “Certificate of Amendment”). This consent was sufficient to approve the Certificate of Amendment under Nevada law. The attached Information Statement describes the Certificate of Amendment that the common stockholders of the Company have approved, which will do the following: (1) authorize a total of Ten Million (10,000,000) shares of preferred stock to be designated in such series or classes as the Board shall determine; and (2) effect a 1-for-10 reverse split with respect to the outstanding shares of the Company’s Common Stock.

This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement is being mailed on or about March 1, 2011 to holders of record of Common Stock as of the close of business on February 9, 2011 (the “Record Date”). The Company had 39,508,879 shares of common stock outstanding as of the Record Date. There were no shares of preferred stock authorized or outstanding as of the Record Date.

The Certificate of Amendment will become effective upon filing with the Nevada Secretary of State, which can occur no earlier than twenty (20) calendar days after the filing and dissemination of the Definitive Information Statement.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors

/s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
President and Chief Executive Officer

Important Notice Regarding the Availability of Information Statement Materials in connection with this Notice of Stockholder Action by Written Consent:

The Information Statement is available at:  www.unitedesystems.com.

-i-

UNITED ESYSTEMS, INC.
2150 North Highway 190
Covington, Louisiana  70433
(228)832-1597

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of United eSystems, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders, who collectively own 55.2% of the Company’s sole class of outstanding capital stock as of the record date of February 9, 2011 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the General Corporation Law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on March 1, 2011.

On February 9, 2011, the Board of Directors approved, and recommended to the stockholders for approval, an amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) that will: (1)  authorize a total of Ten Million (10,000,000) shares of preferred stock to be designated in such series or classes as our Board of Directors shall determine, having the rights, powers and privileges described in more detail below; and (2) effect a 1-for-10 reverse split with respect to the outstanding shares of the Company’s Common Stock.  The full text of the Certificate of Amendment is attached to this Information Statement as Appendix A.  There will be no change to the authorized shares of Common Stock as a result of the reverse stock split. Holders of the Company’s Common Stock will not be entitled to fractional shares resulting from the reverse stock split and any such fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

On February 15, 2011, stockholders holding 21,822,288 shares, or approximately 55.2%, of our issued and outstanding Common Stock consented in writing to the Certificate of Amendment. This consent was sufficient to approve the Certificate of Amendment under Nevada law.

No Vote Required

We are not soliciting consents to approve the Certificate of Amendment. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the Certificate of Amendment.

Interests of Certain Parties in the Matters to be Acted Upon

None of the directors or executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Householding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address.  If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder.  Requests by phone should be directed to our Chief Executive Officer at (228) 832-1597, and requests in writing should be sent to United eSystems, Inc., Attention Chief Executive Officer, 2150 North Highway 190, Covington, Louisiana  70433.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Amendment to the Articles of Incorporation to Authorize the Creation of 10,000,000 Shares of “Blank Check” Preferred Stock

Our Articles of Incorporation do not currently authorize a class of preferred stock. However, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, the Certificate of Amendment will create 10,000,000 authorized shares of “blank check” preferred stock for us to issue.

Since we do not know what the terms of any future series of preferred stock would be, the Certificate of Amendment authorizes the issuance of “blank check” preferred stock. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders, and the terms, rights and features of which are determined by the Board of Directors upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series. The Certificate of Amendment will provide us with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose.

The Certificate of Amendment provides that Article VII, as it relates to the authorization of preferred stock of the Company, will be revised as follows:

The Corporation shall have authority to issue Eighty-Five Million (85,000,000) shares of capital stock of which Seventy-Five Million (75,000,000) shares shall be designated “Common Stock,” par value of $0.001 per share, and Ten Million (10,000,000) shares shall be designated “Preferred Stock,” par value of $0.001 per share.

Common Stock. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held. All persons who acquire shares of Common Stock in the Corporation shall acquire such shares subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.

Preferred Stock. The Board of Directors of the Corporation shall have authority to prescribe and issue the Preferred Stock in one or more series and to prescribe the number of shares constituting and the designation of each such series of Preferred Stock and the rights, voting powers, designations, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences; provided, however, that, if more than one series of Preferred Stock is issued, the Board of Directors shall, by resolution, prescribe a distinguishing designation for each such series; and provided, further, that the rights prescribed by the Board of Directors with respect to voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designations must be described in a resolution of the Board of Directors prior to the issuance of such shares and a certificate describing such rights must be filed in accordance with Nevada law.

Subject to the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to determine the number of series into which shares of preferred stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the preferred stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.

There are currently no plans, arrangements, commitments or understandings for the issuance of any shares of preferred stock which are proposed to be authorized.

Amendment to the Articles of Incorporation to Authorize the 1-for-10 Reverse Stock Split of the Company’s Outstanding Shares of Common Stock

The Board of Directors has approved an amendment to the Articles of Incorporation that would affect a reverse stock split of the outstanding Common Stock on the basis of one share for every ten shares currently issued and outstanding. Each ten shares of Common Stock outstanding when the Certificate of Amendment is filed with the Nevada Secretary of State (the “Effective Date”) will be converted automatically into a single share of Common Stock. There will not be a change in the par value of the Common Stock of the Company. To avoid the existence of fractional shares of Common Stock, if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive an additional whole share. The reverse stock split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing shares of Common Stock are physically surrendered for new certificates.

The Certificate of Amendment provides that Article VII, as it relates to the Reverse Stock Split, will be revised as follows:

On the effective date of this Certificate of Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for10 basis, and stockholders shall receive one share of the Corporation’s post-split Common Stock, $0.001 par value, for each ten shares of Common Stock, $0.001 par value, held by them prior to the reverse split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interest will be rounded up to the nearest whole share. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders’ equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares. Except as specifically provided herein, the Corporation’s Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

Stockholders will hold the same percentage interest in the Company as they held prior to the reverse stock split, but their interest will be represented by one-tenth as many shares. For instance, if a stockholder presently owns 100 shares, after the reverse stock split they will own 10 shares (100 divided by 10 equals 10 shares).

Generally, a reduction in the number of outstanding shares of Common Stock caused by the reverse stock split is anticipated initially to increase the per share market price of the Common Stock, however, because some investors may view the reverse stock split negatively, there can be no assurance that the market price of the Common Stock will reflect proportionately the reverse stock split, that any particular price may be achieved, or that any price gain will be sustained in the future.

If and when a trading market develops in the Company’s Common Stock, an increase in per share price of the Company’s Common Stock, which the Company expects as a consequence of the reverse stock split, may enhance the acceptability of the Common Stock to the financial community and the investing public and potentially broaden the investor pool from which the Company might be able to obtain additional financing. Because of the trading volatility often associated with low-priced stocks, as a matter of policy, many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the per share price of the Common Stock increases as a result of the reverse stock split, some of these concerns may be ameliorated.

Additionally, because broker’s commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of the Company’s Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. On the other hand, if the reverse stock split is implemented, the number of holders of fewer than 100 shares of common stock (“odd-lots”) may be increased. Typically, brokerage fees charged on the transfer of odd lots are proportionately higher than those charged on the transfer of 100 or more shares of common stock (“round-lots”).

There does not currently exist any public trading market in the Company’s Common Stock and no market may develop in the future.

Potential Disadvantages to the Reverse Stock Split

Reduced Market Capitalization. Theoretically, the overall value of the Company will not change as a result of the reverse stock split so that reducing the number of shares outstanding by a factor of ten would increase the per share price by a value of ten. However, a reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the overall market capitalization of the Company. As a result, there is no mathematical certainty as to the increase in the price per share that might be expected as result of the reverse stock split, and there can be no assurance that the per share price will increase proportionately to the reverse stock split. If the per share price increases by a factor less than the one-for-ten reverse stock split, then the overall market capitalization of the Company will be reduced.

Increased Volatility. The reverse stock split will reduce our outstanding Common Stock to approximately 3,950,888 shares of Common Stock. Of this amount, approximately 2,656,851 shares will be held by officers, directors, and stockholders owning in excess of 10% of the outstanding Common Stock. This will result in approximately 1,294,037 shares being held in the public float. This reduced number of shares could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for the Common Stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.

Increased Transaction Costs. As a result of the reverse stock split, the number of shares held by each individual stockholder will be reduced to one-tenth of the number previously held. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Procedure for Exchange of Stock Certificates

The Company anticipates that the reverse stock split will become effective on March 21, 2011 which is approximately twenty (20) calendar days after this Information Statement is first mailed to our stockholders, or as soon thereafter as is practicable, which we will refer to as the Effective Date.  Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

The Company will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-reverse split shares are asked to surrender to the Company certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in a letter of transmittal to be provided to each stockholder following the Effective Date.  No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Federal Income Tax Considerations

Neither the Company nor its stockholders should recognize any gain or loss for federal income tax purposes as a result of the reverse stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

You are urged to consult your tax adviser as to the particular tax consequences to you of the reverse stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of February 9, 2011, for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s executive officers, (iii) each of the Company’s directors and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 39,508,879 shares of Common Stock outstanding as of February 9, 2011.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of February 9, 2011, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address	Shares Beneficially Owned		Percentage of Class

Beneficial Owners of More than 5%:
American Timeshare Associates, Inc. 82 Roslyn Avenue Sea Cliff, New York 11579	2,802,116	(1)	7.1%

Ron Katz 82 Roslyn Avenue Sea Cliff, New York 11579	2,963,462	(2)	7.5%

Address	Shares Beneficially Owned	Percentage of Class

Leon Nowalsky 826 Barracks Street New Orleans, Louisiana 70116	3,991,500	(3)	10.1%

Paul J. Shovlain P.O. Box 15855 Tallahassee, Florida 32317	6,891,750		17.5%

Robert J. Sorrentino 3811 Hollow Crossing Drive Orlando, Florida 32817	8,935,058		22.7%

Directors and Named Executive Officers:
Walter Reid Green, Jr. 2150 North Highway 190 Covington, Louisiana 70433	1,257,000	(4)	3.2%

Monica B. Haab 2150 North Highway 190 Covington, Louisiana 70433	239,198		0.6%

William R. Plummer 2150 North Highway 190 Covington, Louisiana 70433	6,396,000	(5)	16.3%

All officers and directors as a group (3 persons)	7,892,198		19.8%
_____________________

(1)	Ron Katz is the president and sole shareholder of American Timeshare Associates, Inc. and has sole voting and dispositive power over the shares held by American Timeshare Associates, Inc.
(2)
Includes the 2,802,116 shares held by American Timeshare Associates, Inc. as set forth in this table and 161,346 shares held by Net Com Data Corp. of N.Y.  Mr. Katz is the president and sole shareholder of both entities and may be deemed to be the beneficial owner of all shares owned by those entities.

(3)
Mr. Nowalsky is the direct owner of 3,791,500 shares of common stock and exercises the sole power to direct the voting or disposition of these shares. In addition, he is the indirect owner of 125,000 shares of common stock, owned by his wife and 75,000 shares of common stock owned by Riverbend Holdings, Inc., of which he serves as an officer, director and significant shareholder.

(4)
Includes 244,500 shares which Mr. Green has the right to acquire pursuant to the exercise of options with an exercise price of $.03 per share and 897,500 shares which Mr. Green has the right to acquire pursuant to the exercise options with an exercise price of $.05 per share.

(5)	Includes 3,198,000 shares owned by Mr. Plummer’s spouse, Beverly Plummer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2010;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2010;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2010; and

•	Current Reports on Form 8-K filed on March 4, 2010, April 19, 2010, July 2, 2010, December 23, 2010, and December 29, 2010.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.  We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors
/s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
President and Chief Executive Officer

Covington, Louisiana
March 1, 2011

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
UNITED ESYSTEMS, INC.

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

The undersigned, being the President and Chief Executive Officer of United eSystems, Inc., a corporation existing under the laws of the State of Nevada, does hereby certify under the seal of said corporation as follows:

1.	The name of the Corporation (hereinafter referred to as the “Corporation”) is United eSystems, Inc.

2.	The Articles of Incorporation of the Corporation are hereby amended by deleting the existing Article VII and replacing it in its entirety with the following amendment:

ARTICLE VII

Capital

The Corporation shall have authority to issue Eighty-Five Million (85,000,000) shares of capital stock of which Seventy-Five Million (75,000,000) shares shall be designated “Common Stock,” par value of $0.001 per share, and Ten Million (10,000,000) shares shall be designated “Preferred Stock,” par value of $0.001 per share.

Common Stock. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held. All persons who acquire shares of Common Stock in the Corporation shall acquire such shares subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.

Preferred Stock. The Board of Directors of the Corporation shall have authority to prescribe and issue the Preferred Stock in one or more series and to prescribe the number of shares constituting and the designation of each such series of Preferred Stock and the rights, voting powers, designations, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences; provided, however, that, if more than one series of Preferred Stock is issued, the Board of Directors shall, by resolution, prescribe a distinguishing designation for each such series; and provided, further, that the rights prescribed by the Board of Directors with respect to voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designations must be described in a resolution of the Board of Directors prior to the issuance of such shares and a certificate describing such rights must be filed in accordance with Nevada law.

On the effective date of this Certificate of Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-10 basis, and stockholders shall receive one share of the Corporation’s post-split Common Stock, $0.001 par value, for each ten shares of Common Stock, $0.001 par value, held by them prior to the reverse split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interest will be rounded up to the nearest whole share. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders’ equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares. Except as specifically provided herein, the Corporation’s Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

A-1

3.
This amendment to the Articles of Incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and by stockholders holding a majority of the voting power of the outstanding shares of stock of the Corporation in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.  Stockholders holding 21,822,288 shares, constituting 55.2% of the issued and outstanding shares consented in writing to the amendment to the Articles of Incorporation.

           IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Walter Reid Green, Jr., its President and Chief Executive Officer, on March 21, 2011.

UNITED ESYSTEMS, INC.

By:	/s/ Walter Reid Green, Jr. Walter Reid Green, Jr. President and Chief Executive Officer

A-2